Exhibit 1.1

EXECUTION COPY

GCO Education Loan Funding Trust-I
$630,000,000
GCO ELF Student Loan Asset Backed Notes
Series 2005-2

UNDERWRITING AGREEMENT

October 28, 2005

Citigroup Global Markets Inc.
388 Greenwich Street, 35th Floor
New York, New York 10013

as the Representative

Ladies and Gentlemen:

GCO ELF LLC (the “Sponsor”) proposes to cause GCO Education Loan Funding Trust-I, a Delaware statutory trust (the “Trust”), to issue and sell to Citigroup Global Markets Inc. (the “Representative”) and the other underwriters listed on Schedule A attached hereto (each an Underwriter, and collectively, the “Underwriters”), pursuant to the terms of this Underwriting Agreement (the “Agreement”), the respective classes of the Trust’s GCO ELF Student Loan Asset-Backed Notes, Series 2005-2 (the “Notes”) in the classes and initial principal amounts set forth on Schedule A hereto.  Greystone & Co., Inc., a New York corporation (“Greystone Inc.”) is indirectly affiliated with the Sponsor.  The Trust has been formed by the Sponsor pursuant to a trust agreement, dated as of January 15, 2003, as amended and restated by an Amended and Restated Trust Agreement, dated as of March 1, 2003 (as amended and supplemented from time to time, the “Trust Agreement”), between the Sponsor and Wilmington Trust Company, as Delaware Trustee (the “Delaware Trustee”).  The assets of the Trust will include, among other things, a pool of student loans (the “Financed Student Loans”) and all amounts collected thereunder.  Such Financed Student Loans will be acquired by the Trust from the Sponsor pursuant to a loan sale agreement, dated as of March 1, 2003 (as amended and supplemented from time to time, the “Sponsor Loan Purchase Agreement”), among the Trust as purchaser, the Sponsor as seller, and Zions First National Bank as eligible lender trustee for both the Trust and the Sponsor.  The Sponsor shall acquire such Financed Student Loans from GCO-ELF Depositor, LLC (the “Warehouse”) pursuant to a loan sale agreement, dated as of March 1, 2005 (as amended and supplemented from time to time, the “Warehouse Loan Purchase Agreement”, and together with the Sponsor Loan Purchase Agreement, the “Loan Purchase Agreements”), among the Sponsor as purchaser, the Warehouse as seller and Zions First National Bank as eligible lender trustee for both the Sponsor and the Warehouse.  The Notes will be issued under an Indenture of Trust, dated as of March 1, 2003 (as previously amended and supplemented, the “Master Indenture”), between the Trust, Zions First National Bank, as eligible lender trustee (the “Eligible Lender Trustee”) and as indenture trustee (the “Trustee”), as further supplemented by the Series 2005-2 Supplemental Indenture of Trust to be dated as of November 1, 2005 (the “Supplemental Indenture” and collectively with the Master Indenture, the “Indenture”) between the Trust and the Trustee.  Upon issuance, the Notes will be secured by, among other things, Financed Student Loans pledged to the Trustee.  Greystone Servicing Corporation, Inc. (the “Servicing Contractor”) will cause the Financed Student Loans to be serviced pursuant to a servicing contractor agreement, dated as of March 1, 2003 (the “Trust Contractor Agreement”), between GMAC Commercial Holding Capital Corporation (“Capital Corp.”) and the Trust, as assigned to the Servicing Contractor by the Assignment and Assumption Agreement, dated as of December 15, 2004 (the “Greystone Assignment”), between the Servicing Contractor and Capital Corp.  The Financed Student Loans will also be serviced pursuant to a servicing contractor agreement, dated as of January 28, 2003 (the “Sponsor Contractor Agreement”, and together with the Trust Contractor Agreement, the “Contractor Agreements”), between the Sponsor and Capital Corp., as assigned to the Servicing Contractor pursuant to the Greystone Assignment.  Capital Corp. has entered into a loan subservicing agreement with Great Lakes Educational Loan Services, Inc. (“Great Lakes” or the “Great Lakes Subservicer”), dated as of January 28, 2003 (the “Great Lakes Subservicing Agreement”) and a loan subservicing agreement with ACS Education Services, Inc. (“ACS” or the “ACS Subservicer”), dated as of April 1, 2003 (the “ACS Subservicing Agreement”), (the Great Lakes Subservicer and the ACS Subservicer, each a “Subservicer” and collectively, the “Subservicers”) pursuant to which each Subservicer will service certain of the Financed Student Loans (the Great Lakes Subservicing Agreement and the ACS Subservicing Agreement, each a “Subservicing Agreement” and collectively, the “Subservicing Agreements”).  The Subservicing Agreements have been assigned to the Servicing Contractor pursuant to the Greystone Assignment.  The Trust, the Eligible Lender Trustee and the Trustee have entered into custodian agreements with each of Great Lakes and ACS, each dated as of September 1, 2003 (the “Trust Custodian Agreements”).  The Sponsor and Zions First National Bank, as eligible lender trustee for the Sponsor entered into custodian agreements with ACS and Great Lakes, dated February 1, 2003 and January 28, 2003, respectively (the “Sponsor Custodian Agreements”, and together with the Trust Custodian Agreements, the “Custodian Agreements”).  GCO Education Loan Funding Corp. (the “Administrator”) will perform certain administrative tasks on behalf of the Trust pursuant to an Administration Agreement, dated as of March 1, 2003 (as amended and supplemented from time to time, the “Administration Agreement”), among the Trust, the Delaware Trustee, GMAC Commercial Holding Capital Corp. (in such capacity, the “GMAC Administrator”) and the Indenture Trustee, as assigned to the Administrator pursuant to the Assignment and Assumption Agreement, dated as of December 15, 2004 (the “GCO Assignment”, and together with the Greystone Assignment, the “Assignments”), between the GMAC Administrator and the Administrator.  The Trust has previously entered into a LIBOR derivative product agreement with Citibank, N.A. dated as of September 23, 2003 and will have the benefit of a new LIBOR derivative product agreement entered into under an ISDA Master Agreement and related schedule, each to be dated on or about November 2, 2005, and a related confirmation (the “LIBOR Swap Agreements”), between the Trust and Bank of America, N.A. (the “LIBOR Swap Counterparty”).

In connection with determining the interest rates on the Class B-4AR Notes, the Trust and the Indenture Trustee will enter into an auction agent agreement, to be dated as of November 1, 2005 (as amended and supplemented from time to time, the “Auction Agent Agreement”), with Deutsche Bank Trust Company Americas, as auction agent (the “Auction Agent”).  The Auction Agent will, in turn, enter into a broker-dealer agreement, dated as of November 1, 2005

(as amended and supplemented from time to time, the “Broker-Dealer Agreement”), with Citigroup Global Markets Inc.

This Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Custodian Agreements, the Auction Agent Agreement, the Broker-Dealer Agreement, the LIBOR Swap Agreements, the Loan Purchase Agreements, the eligible lender trust agreement, dated as of January 28, 2003, between the Sponsor and Zions First National Bank, as eligible lender trustee for the Sponsor, the eligible lender trust agreement, dated as of March 1, 2003, between the Trust and the Eligible Lender Trustee, the Contractor Agreements, the Assignments and the Subservicing Agreements shall collectively hereinafter be referred to as the “Basic Documents.”

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture or the Prospectus.

The Sponsor and Greystone Inc. wish to confirm as follows this Agreement with the Underwriters in connection with the purchase and resale of the Notes.

1.                                       Agreements To Sell, Purchase and Resell.

(a)                                  The Sponsor hereby agrees, subject to all the terms and conditions set forth herein, to cause the Trust to sell to each of the Underwriters and, upon the basis of the representations, warranties and agreements of the Sponsor, the Servicing Contractor and Greystone Inc. herein contained and subject to all the terms and conditions set forth herein, each of the Underwriters severally and not jointly agrees to purchase from the Trust, such principal amount of each Class of the Notes at such respective purchase prices as are set forth next to the name of each Underwriter on Schedules A and B hereto.  For the period from the Closing Date (as defined in Section 2 hereof) through the end of the initial Auction Period, the Class B-4AR Notes shall bear interest at a rate to be agreed to by the Sponsor and Citibank Global Markets Inc.

(b)                                 It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

2.                                       Delivery of the Notes and Payment Therefor.  Delivery to the Underwriters of and payment for the Notes shall be made at the office of Kutak Rock LLP, Denver, Colorado at 11:00 a.m., MST, on November 2, 2005 (the “Closing Date”).  The place of such closing and the Closing Date may be varied by agreement between the Representative and the Sponsor.

On the Closing Date, the Notes will be delivered to the Underwriters against payment of the purchase price therefor to the Trust in Federal Funds, by wire transfer to an account at a bank acceptable to the Representative, or such other form of payment as to which the parties may agree.

Unless otherwise agreed to by the Sponsor and the Representative, each Class of Notes will be evidenced by a single global security in definitive form deposited with the Trustee as custodian for DTC and/or by additional definitive securities, and will be registered, in the case of the global Notes, in the name of Cede & Co. as nominee of The Depository Trust Company

(“DTC”), and in the other cases, in such names and in such denominations as the Underwriters shall request prior to 1:00 p.m., New York City time, no later than the business day preceding the Closing Date.  The Notes to be delivered to the Underwriters shall be made available to the Underwriters in Denver, Colorado, for inspection and packaging not later than 9:30 a.m., Denver time, on the business day next preceding the Closing Date.

3.                                       Representations, Warranties and Covenants

3.1                                 The Sponsor represents and warrants to and agrees with the Underwriters that:

(a)                                  A registration statement on Form S-3 (No. 333-102760), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), has been filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Notes offered thereby constituting a part thereof, as from time to time amended or supplemented (including the base prospectus, any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act, the information deemed to be a part thereof pursuant to Rule 430A(b) under the Securities Act, and the information incorporated by reference therein) are respectively referred to herein as the “Registration Statement” and the “Prospectus” respectively; and the conditions to the use of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Securities Act, have been satisfied with respect to the Registration Statement.

(b)                                 On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Securities Act, the rules and regulations of the SEC (the “Rules and Regulations”) and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the “Trust Indenture Act”), and, except with respect to information omitted pursuant to Rule 430A of the Securities Act, did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on the date of this Agreement and on the Closing Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act, and neither of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Sponsor by the Underwriters, specifically for use therein.

(c)                                  The Commission has not issued and, to the best knowledge of the Sponsor, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

(d)                                 As of the Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by the Sponsor or its affiliates for the consummation of the transactions contemplated by this Agreement shall have been obtained, except as otherwise provided in the Basic Documents.

(e)                                  The Indenture has been duly and validly authorized by the Trust and, upon its execution and delivery by the Trust and assuming due authorization, execution and delivery by the Trustee, will be a valid and binding agreement of the Trust, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and conform in all material respects to the description thereof in the Prospectus.  The Indenture has been duly qualified under the Trust Indenture Act with respect to the Notes.

(f)                                    The Notes have been duly authorized on behalf of the Trust and the Notes to be issued on the Closing Date, when executed on behalf of the Trust and authenticated by the Trustee in accordance with the Indenture, and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Trust entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto, and the Notes will conform in all material respects to the description thereof in the Prospectus.

(g)                                 The Sponsor is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and as conducted on the date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Sponsor.

(h)                                 Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Sponsor or any of its affiliates any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(i)                                     There are no legal or governmental proceedings pending or threatened or, to the knowledge of the Sponsor contemplated, against the Sponsor, or to which the Sponsor or any of its properties is subject, that are not disclosed in the Prospectus and which, if adversely decided, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Sponsor, or would materially and adversely affect the ability of the Sponsor to perform its obligations under this Agreement and the other Basic Documents or otherwise materially affect the issuance of the Notes or the consummation of the transactions contemplated hereby or by the Basic Documents.

(j)                                     Neither the offer, sale or delivery of the Notes by the Trust nor the execution, delivery or performance of this Agreement or the Basic Documents by the Sponsor, nor the consummation by the Sponsor of the transactions contemplated hereby or thereby (i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals or authorizations as shall have been obtained prior to the Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of the Sponsor ; or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any agreement, indenture, lease or other instrument to which the Sponsor is a party or by which the Sponsor or any their respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Sponsor or any of its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Sponsor pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its properties is subject other than as contemplated by the Basic Documents.

(k)                                  The Sponsor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Basic Documents to which it is a party; the execution and delivery of, and the performance by the Sponsor of its obligations under this Agreement and the other Basic Documents to which it is a party have been duly and validly authorized by the Sponsor and this Agreement and the other Basic Documents to which the Sponsor is a party have been duly executed and delivered by the Sponsor and constitute the valid and legally binding agreements of the Sponsor, enforceable against the Sponsor in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy.

(l)                                     The assignment and delivery of Financed Student Loans by the eligible lender trustee for the Sponsor on behalf of the Sponsor to the Trust and the Eligible Lender Trustee, and the assignment of the Financed Student Loans by the Trust and the Eligible Lender Trustee to the Trustee pursuant to the Indenture, will vest in the Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(m)                               The Trust is not, nor as a result of the issuance and sale of the Notes as contemplated hereunder will it become, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended.

(n)                                 The representations and warranties made by the Sponsor and the Trust in any Basic Document to which the Sponsor or the Trust is a party and made in any Officer’s Certificate of the Sponsor will be true and correct at the time made and on and as of the Closing Date.

(o)                                 Since the date of the Prospectus, no material adverse change or any development involving a prospective material adverse change in, or affecting particularly the business or properties of, the Sponsor or the Trust has occurred.

3.2                                 The Servicing Contractor represents and warrants to and agrees with the Underwriters that:

(a)                                  As of the Closing Date, the representations and warranties of the Servicing Contractor in the Basic Documents to which it is a party will be true and correct in all material respects; provided, however, that any such representation and warranty that is made as of a specified date is only true and correct as of such specified date.

(b)                                 This Agreement has been duly authorized, executed and delivered by the Servicing Contractor and, assuming the due authorization, execution and delivery by the Underwriters, constitutes a valid, legal and binding obligation of the Servicing Contractor, enforceable against the Servicing Contractor in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

3.3                                 Greystone Inc. represents and warrants to and agrees with the Underwriters that:

(a)                                  This Agreement has been duly authorized, executed and delivered by Greystone Inc. and, assuming the due authorization, execution and delivery by the Underwriters, constitutes a valid, legal and binding obligation of Greystone Inc., enforceable against Greystone Inc. in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

4.                                       Agreements of the Sponsor.  The Sponsor agrees with each of the Underwriters as follows:

(a)                                  The Sponsor will prepare a supplement to the Prospectus setting forth the amount of the Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Notes are to be purchased by the Underwriters, either the initial public offering price or the method by which the price at which the Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriters and the Sponsor deem appropriate in connection with the offering of the Notes, and the Sponsor will timely file such supplement to the prospectus with the SEC pursuant to Rule 424(b) under the Securities Act, but the Sponsor will not file any amendments to the Registration Statement as in effect with respect to the Notes or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriters, with reasonable opportunity to comment on such proposed amendment or supplement or if the Underwriters shall have reasonably objected thereto promptly after receipt thereof; the Sponsor will immediately advise the Underwriters or the Underwriters’ counsel (i) when notice is received from the SEC that any post effective amendment to the Registration Statement has become or will become effective; and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the SEC or any authority administering any state securities or Blue Sky law, as soon as the Sponsor is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

(b)                                 If, at any time when the Prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, the Sponsor promptly will notify the Representative of such event and will promptly prepare and file with the SEC, at its own expense, an amendment or supplement to such Prospectus that will correct such statement or omission or an amendment that will effect such compliance.  Neither the Representative’s consent to, nor the Representative’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(c)                                  The Sponsor will immediately inform the Representative (i) of the receipt by the Sponsor of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes; and (ii) of the commencement of any lawsuit or proceeding to which the Sponsor is a party relating to the offering or sale of the Notes.

(d)                                 The Sponsor will furnish to the Representative, without charge, copies of the Registration Statement (including all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Notes, in each case in such quantities as the Representative may reasonably request.

(e)                                  No amendment or supplement will be made to the Registration Statement or Prospectus which the Underwriters shall not previously have been advised or to which it shall reasonably object after being so advised.

(f)                                    The Sponsor will cooperate with the Underwriters and with their counsel in connection with the qualification of, or procurement of exemptions with respect to, the Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall the Sponsor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

(g)                                 The Sponsor consents to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Notes are offered by the Underwriters and by dealers, of the Prospectus furnished by the Sponsor.

(h)                                 To the extent, if any, that the rating or ratings provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Sponsor, the Sponsor shall cause to be furnished such documents and such other actions to be taken.

(i)                                     So long as any of the Notes are outstanding, the Sponsor will furnish to the Underwriters (i) as soon as available, a copy of each document relating to the Notes required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any order of the SEC thereunder; and (ii) such other information concerning the Sponsor as the Underwriters may request from time to time.

(j)                                     If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Representative terminating this Agreement pursuant to Section 8 or Section 9 hereof) or if this Agreement shall be terminated by the Representative because of any failure or refusal on the part of the Sponsor to comply with the terms or fulfill any of the conditions of this Agreement, the Sponsor agrees to reimburse the Underwriters for all out of pocket expenses (including fees and expenses of their counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Sponsor for loss of profits or otherwise.

(k)                                  The net proceeds from the sale of the Notes hereunder will be applied substantially in accordance with the description set forth in the Prospectus.

(l)                                     Except as stated in this Agreement and in the Prospectus, the Sponsor has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(m)                               On or before the Closing Date, the Sponsor shall mark its accounting and other records, if any, relating to the Financed Student Loans and shall cause each Servicer to mark their respective computer records relating to the Financed Student Loans to show the absolute ownership by the Eligible Lender Trustee, as eligible lender of, and the interest of the Sponsor in, the Financed Student Loans, and the Sponsor shall not take, or shall permit any other person to take, any action inconsistent with the ownership of, and the interest of the Sponsor in, the Financed Student Loans, other than as permitted by the Basic Documents.

(n)                                 For the period beginning on the date of this Agreement and ending 90 days hereafter, none of the Sponsor and any entity affiliated, directly or indirectly, with the Sponsor will, without the prior written notice to the Underwriters, offer to sell or sell notes (other than the Notes) collateralized by Financed Student Loans.

(o)                                 If, at the time the Registration Statement became effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the Securities Act, then, immediately following the execution of this Agreement, the Sponsor will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) under the Securities Act, copies of an amended Prospectus containing all information so omitted.

(p)                                 As soon as practicable, but not later than 16 months after the date of this Agreement, the Sponsor will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement; (ii) the effective date of the most recent post effective amendment to the Registration Statement to become effective prior to the date of this Agreement; and (iii) the date of the Sponsor’s most recent Annual Report or Form 10 K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Securities Act.

5.                                       Representations and Warranties of the Underwriters.  Each of the Underwriters, severally and not jointly, hereby represents and warrants to and agrees with the Sponsor, severally and not jointly, that (A) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1965, as amended; (B) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services Markets Act 2000 (the “FSMA”)), received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the FSMA does not apply to the Trust; and (C) it has complied, and will comply, in all material respects, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.  The Sponsor represents and agrees that it has been informed of the existence of the FSMA stabilizing guidance contained in Section MAR 2, Ann 2G of the FSMA Handbook (the Handbook of rules and guidance issued by the Financial Services Authority).

6.                                       Indemnification and Contribution.

(a)                                  The Sponsor and Greystone Inc., jointly and severally, agree to indemnify and hold harmless each of the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Underwriter furnished in writing to the Sponsor by such Underwriter through the Representative expressly for use therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 11 of this Agreement; provided, however, that the indemnification contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling an Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the of Notes by an Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the final Prospectus and such Underwriter sold Notes to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the final Prospectus (as then amended or supplemented but excluding documents incorporated by reference therein) if the Sponsor has previously furnished sufficient copies thereof to such Underwriter at a time reasonably prior to the date such Notes are sold to such person.  The foregoing indemnity agreement shall be in addition to any liability which the Sponsor or Greystone Inc. may otherwise have.

(b)                                 If any action, suit or proceeding shall be brought against an Underwriter or any person controlling an Underwriter in respect of which indemnity may be sought against the Sponsor and/or Greystone Inc., such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the “indemnifying parties”), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party, except to the extent that the indemnifying party is materially prejudiced by such omission.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party).  The applicable Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses; (ii) the indemnifying parties have failed to assume the defense and employ counsel; or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the indemnifying parties and in the reasonable judgment of such counsel it is advisable for the Underwriter or such controlling person to employ separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person).  It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for each Underwriter and controlling persons not having actual or potential differing interests with such Underwriter or among themselves, which firm shall be designated in writing by such Underwriter, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof.  An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding; and (B) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

(c)                                  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Sponsor and Greystone Inc. and its respective directors and officers, and any person who controls the Sponsor and Greystone Inc. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Sponsor and Greystone Inc. to the Underwriters set forth in paragraph (a) hereof, but only with respect to information relating to such Underwriter furnished in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 11 of this Agreement.  If any action, suit or proceeding shall be brought against the Sponsor and/or Greystone Inc., any of its respective directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus and in respect of which indemnity may be sought against an Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Sponsor and Greystone Inc. by paragraph (b) above (except that if the Sponsor and/or Greystone Inc. shall have assumed the defense thereof the Underwriter shall have the option to assume such defense but shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Sponsor and Greystone Inc., its respective directors and officers, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above.  The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

(d)                                 If the indemnification provided for in this Section is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor and Greystone Inc. on the one hand and the applicable Underwriter on the other hand from the offering of the Notes; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sponsor and Greystone Inc. on the one hand and the applicable Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Sponsor and Greystone Inc. on the one hand and an Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Sponsor and Greystone Inc. bear to the total underwriting discounts and commissions received by such Underwriter.  The relative fault of the Sponsor and Greystone Inc. on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sponsor or Greystone Inc. on the one hand or by an Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The Sponsor and Greystone Inc. and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding.  Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Notes underwritten by such Underwriter exceed the sum of the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this paragraph (e) to contribute are several in proportion to their respective underwriting obligations.

(f)                                    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section and the representations and warranties of the Sponsor and Greystone Inc. and the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, the Sponsor, Greystone Inc. or any person controlling any of them or their respective directors or officers; (ii) acceptance of any Notes and payment therefor hereunder; and (iii) any termination of this Agreement.  A successor to the Underwriters, the Sponsor, Greystone Inc. or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

7.                                       Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters to purchase the Notes hereunder are subject to the following conditions precedent, as of the date hereof and as of the Closing Date:

(a)                                  All actions required to be taken and all filings required to be made by the Sponsor under the Securities Act prior to the sale of the Notes shall have been duly taken or made.  At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Sponsor or the Underwriters, shall be contemplated by the Commission.

(b)                                 Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Sponsor, Trust, Servicing Contractor, Administrator, Greystone Inc., a Subservicer, or a Guarantee Agency described in the Prospectus Supplement under the heading “Information Relating to the Guarantee Agencies” not contemplated by the Registration Statement, which in the opinion of the Underwriters, would materially adversely affect the market for the Notes; (ii) any downgrading in the rating of any debt securities of the Sponsor, Trust, Servicing Contractor, Administrator, Greystone Inc., a

Subservicer or a Guarantee Agency described in the Prospectus Supplement under the heading “Information Relating to the Guarantee Agencies” by any nationally recognized statistical rating organization or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Sponsor, Trust, Servicing Contractor, Administrator, Greystone Inc., a Subservicer or a Guarantee Agency described in the Prospectus Supplement under the heading “Information Relating to the Guarantee Agencies” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); or (iii) any event or development which makes any statement made in the Registration Statement or Prospectus untrue or which, in the opinion of the Sponsor and its counsel or the Underwriters and their counsel, requires the filing of any amendment to or change in the Registration Statement or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement or Prospectus to reflect such event or development would, in the opinion of the Underwriters, materially adversely affect the market for the Notes.

(c)                                  The Sponsor shall have delivered to the Underwriters a certificate, dated the Closing Date, of an authorized officer of the Sponsor to the effect that:

(i)                                     the representations and warranties of the Sponsor in the Basic Documents to which it is a party are true and correct in all material respects;

(ii)                                  the Sponsor has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(iii)                               the information regarding the Sponsor contained in the Prospectus is fair and accurate in all material respects.

(d)                                 A certificate delivered to the Underwriters by an officer of Greystone Inc., dated the Closing Date, to the effect that the signer of such certificate has examined this Agreement and the Basic Documents and that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of Greystone Inc. contained in this Agreement and the other Basic Documents to which Greystone Inc. is a party are true and correct in all material respects.

(e)                                  A certificate delivered to the Underwriters by an officer of the Servicing Contractor, dated the Closing Date, to the effect that the signer of such certificate has examined this Agreement and the Basic Documents and that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of the Servicing Contractor contained in this Agreement and the other Basic Documents to which the Servicing Contractor is a party are true and correct in all material respects.

(f)                                    The Underwriters shall have received the opinions of Kutak Rock LLP, special counsel for the Trust, dated the Closing Date as to such matters reasonably requested by the Underwriters.

(g)                                 You shall have received an opinion addressed to you of Ballard Spahr Andrews & Ingersoll LLP, in its capacity as counsel for Greystone Inc., the Servicing Contractor, the Administrator, the Sponsor, the Warehouse, and the Trust, dated the Closing Date in form and substance satisfactory to you and your counsel with respect to the Prospectus and the Registration Statement, certain matters arising under the Act, the Trust Indenture Act of 1939, as amended, the Investment Company Act of 1940, as amended and such other matters as are reasonably requested by the Underwriters.

(h)                                 You shall have received an opinion addressed to you of Greenberg Traurig, LLP, in its capacity as counsel for the Trust, in form and substance satisfactory to you and your counsel, concerning “true sale,” “non-consolidation” and certain other issues with respect to the transfer of the Financed Eligible Loans from the Warehouse to the Sponsor and from the Sponsor to the Trust.

(i)                                     You shall have received an opinion addressed to you of Stroock & Stroock & Lavan LLP, in its capacity as Underwriter’s Counsel, dated the Closing Date, in form and substance satisfactory to you.

(j)                                     You shall have received the opinions addressed to you of Richards, Layton & Finger, P.A., in its capacity as counsel to the Delaware Trustee and the Trust, dated the Closing Date and in form and substance satisfactory to you and your counsel.

(k)                                  You shall have received an opinion addressed to you of counsel to the Trustee and the Eligible Lender Trustee, dated the Closing Date and in form and substance satisfactory to you and your counsel.

(l)                                     The Underwriters shall have received an opinion of counsel to the LIBOR Swap Counterparty, dated the Closing Date, in form and substance satisfactory to the Underwriters and their counsel.

(m)                               You shall have received certificates addressed to you dated the Closing Date from each of the Subservicers, satisfactory to the Underwriters and counsel to the Underwriters, certifying as to certain matters regarding (i) the representations and warranties of such Subservicers contained in its Subservicing Agreement, (ii) the satisfaction by such Subservicers of all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) the accuracy of the information in the Prospectus regarding such Subservicers, and (iv) that there has been no material adverse change in the financial condition of such Subservicers.

(n)                                 You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of Delaware with respect to the Trust and the Secretary of State of Utah with respect to the Eligible Lender Trustee reflecting the grant of the security interest by the Trust and the Eligible Lender Trustee in the Financed Student Loans and the proceeds thereof to the Trustee.

(o)                                 You shall have received a certificate addressed to you dated the Closing Date from a responsible officer acceptable to you of the Trustee in the form and substance satisfactory to you and your counsel and to which shall be attached each Guarantee Agreement.

(p)                                 The Underwriters shall have received a certificate dated the Closing Date from Great Lakes Higher Education Guaranty Corporation, satisfactory to the Underwriters and counsel for the Underwriters, certifying as to certain information with respect to such Guarantee Agency contained in the Prospectus.

(q)                                 The Underwriters shall have received a certificate dated the Closing Date from Massachusetts Higher Education Assistance Corporation d/b/a American Student Assistance, satisfactory to the Underwriters and counsel for the Underwriters, certifying as to certain information with respect to such Guarantee Agency contained in the Prospectus.

(r)                                    The Underwriters shall have received a certificate dated the Closing Date from ACS and Great Lakes, satisfactory to the Underwriters and counsel for the Underwriters, certifying as to certain information with respect to such Subservicers contained in the Prospectus.

(s)                                  The Underwriters shall have received on the Closing Date from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Underwriters, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information regarding the Financed Student Loans and setting forth the results of such specified procedures.

(t)                                    Each class of Notes representing Class A Notes shall be rated “AAA,” “AAA” and “Aaa,” and each class of Notes representing Class B Notes shall be rated “A”, “A” and “A2”, respectively, by Fitch Inc. (“Fitch”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), and Moody’s Investors Service, Inc. (“Moody’s”), and that none of Fitch, S&P or Moody’s have placed the Notes under surveillance or review with possible negative implications.

(u)                                 The issuance of the Notes and the amendments to the Indenture shall not have resulted in a reduction, suspension or withdrawal by Fitch, S&P or Moody’s of the current rating of any outstanding notes issued by the Trust pursuant to the Indenture.

(v)                                 You shall have received certificates addressed to you dated the Closing Date from officers of the Sponsor and others, or legal opinions, addressing such additional matters as you may reasonably request in form and substance satisfactory to you and your counsel.

The Sponsor will provide or cause to be provided to you such conformed copies of such of the foregoing opinions, notes, letters and documents as you reasonably request.

8.                                       Expenses.  The Sponsor agrees to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (a) the preparation, printing or reproduction of the Registration Statement, the Prospectus and each amendment or supplement to any of them, this Agreement, and each other Basic Document; (b) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and all amendments or supplements to, and preliminary versions of, any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (c) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Notes; (d) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (e) qualification of the Indenture under the Trust Indenture Act; (f) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 3(h) hereof (including the reasonable fees, expenses and disbursements of counsel relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (g) the fees and disbursements of (i) the Sponsor’s and Trust’s counsel, (ii) the Trustee and its counsel, (iii) the Delaware Trustee and its counsel, (iv) the Depository Trust Company in connection with the book-entry registration of the Notes, (v) the SEC, and (vi) PricewaterhouseCoopers LLP, accountants for the Trust and issuer of the agreed upon procedures letter; and (h) the fees charged by S&P, Fitch and Moody’s for rating the Notes.

9.                                       Effective Date of Agreement.  This Agreement shall be deemed effective as of the date first above written upon the execution and delivery hereof by all the parties hereto.  Until such time as this Agreement shall have become effective, it may be terminated by the Sponsor, by notifying each of the Underwriters, or by the Underwriters, by notifying the Sponsor.

Any notice under this Section may be given by facsimile or telephone but shall be subsequently confirmed by letter.

10.                                 Termination of Agreement.  This Agreement shall be subject to termination in the absolute discretion of the Representative, without liability on the part of the Underwriters to the Sponsor, by notice to the Sponsor, if prior to the Closing Date (a) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited; (b) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities; or (c) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth in the Prospectus, as applicable, or to enforce contracts for the resale of the Notes by the Underwriters.  Notice of such termination may be given to the Sponsor by facsimile or telephone and shall be subsequently confirmed by letter.

11.                                 Information Furnished by the Underwriters.  The statements set forth in the second, fourth, seventh and twelfth paragraphs and the tables under the heading “Plan of Distribution” in the supplement to the Prospectus relating to the Notes constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3(b) and 6 hereof.

12.                                 Absence of Fiduciary Relationship.  Each of the Sponsor and Greystone Inc. acknowledges and agrees that:

(a)                                  the Underwriters have been retained solely to act as underwriters in connection with the sale of the Notes and agree with the Sponsor and Greystone Inc. that no fiduciary, advisory or agency relationship between the Sponsor or Greystone Inc. and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Sponsor or Greystone Inc. on other matters;

(b)           the price of the Notes set forth in this Agreement was established by the Sponsor and Greystone Inc. following discussions and arms-length negotiations with the Underwriters and the Sponsor and Greystone Inc. are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  the Sponsor and Greystone Inc. have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Sponsor or Greystone Inc. and that the Underwriters have no obligation to disclose such interests and transactions to the Sponsor or Greystone Inc. by virtue of any fiduciary, advisory or agency relationship; and

(d)           the Sponsor and Greystone Inc. waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Sponsor or Greystone Inc. in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Sponsor or Greystone Inc., including members, employees or creditors of the Sponsor or Greystone Inc..

13.                                 Default by One of the Underwriters.  If any of the Underwriters shall fail on the Closing Date to purchase the Notes which it is obligated to purchase hereunder (the “Defaulted Notes”), the remaining Underwriter (the “Non Defaulting Underwriter”) shall have the right, but not the obligation, within one Business Day thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Notes upon the terms herein set forth; if, however, the Non Defaulting Underwriter shall have not completed such arrangements within such one Business Day period, then this Agreement shall terminate without liability on the part of the Non Defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Non Defaulting Underwriters or the Sponsor shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

14.                                 Computational Materials.

(a)                                  It is understood that the Underwriters may prepare and provide to prospective investors certain Computational Materials, as defined below, in connection with the Trust’s offering of the Notes, subject to the following conditions:

(i)                                     The Underwriters shall comply with all applicable laws and regulations in connection with the use of Computational Materials including the No Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 27, 1994, and the No Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the “Kidder/PSA Letters”).

(ii)                                  As used herein, “Computational Materials” and the term “ABS Term Sheets” shall have the meanings given such terms in the Kidder/PSA Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of an Underwriter.

(iii)                               Each Underwriter shall provide the Sponsor with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by the Sponsor for use by such Underwriter.  Each Underwriter shall provide to the Sponsor, for filing on Form 8-K as provided in subsection (b) of this Section, copies of all Computational Materials that are to be filed with the Commission pursuant to the Kidder/PSA Letters.  Each Underwriter may provide copies of the foregoing in a consolidated or aggregated form.  All Computational Materials described in this paragraph (iii) must be provided to the Sponsor not later than 10:00 a.m., New York City time, one business day before filing thereof is required pursuant to the terms of this Agreement.

(iv)                              If an Underwriter does not provide the Computational Materials to the Sponsor pursuant to paragraph (iii) above, such Underwriter shall be deemed to have represented, as of the applicable Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that is required to be filed with the Commission in accordance with the Kidder/PSA Letters.

(v)                                 In the event of any delay in the delivery by an Underwriter to the Sponsor of all Computational Materials required to be delivered in accordance with subparagraph (iii) above, the Sponsor shall have the right to delay the release of the Prospectus to investors or to such Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Sponsor to comply with its agreement set forth in subsection (b) of this Section to file the Computational Materials by the time specified therein.

(b)                                 The Sponsor shall file the Computational Materials, if any, provided to it by the Underwriter under subsection (a)(iii) of this Section with the Commission pursuant to a Current Report on Form 8-K no later than 5:30 p.m., New York time, on the date required pursuant to the Kidder/PSA Letters.

15.                                 Survival of Representations and Warranties.  The respective indemnities, agreements, representations, warranties and other statements of the Sponsor, Greystone Inc. or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement or contained in notes of officers of the Sponsor or Greystone Inc. submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Sponsor or Greystone Inc. or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes.

16.                                 Miscellaneous.  Except as otherwise provided in Sections 5, 8 and 9 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (a) if to the Sponsor, Servicing Contractor or Greystone Inc., at 152 West 57th Street-60th Floor, New York, New York 10019, Attention: General Counsel; and (b) if to the Underwriters, to the address of the respective Underwriter set forth above with a copy to Richard L. Fried, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.

This Agreement has been and is made solely for the benefit of the Underwriters, the Sponsor, Servicing Contractor and Greystone Inc., their respective directors, officers, managers, trustees and controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement.  Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from an Underwriter of any of the Notes in his status as such purchaser.

17.                                 Applicable Law; Counterparts.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the choice of laws or conflict of laws principles thereof.

The Sponsor, Servicing Contractor and Greystone Inc. hereby submit to the non exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

This Agreement may be signed in various counterparts which together constitute one and the same instrument.  If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

Please confirm that the foregoing correctly sets forth the agreement among the parties hereto.

Very truly yours,

GCO ELF LLC

By	/s/ Kenneth C. Rogozinski
Name: Kenneth C. Rogozinski
Title: Vice President

GREYSTONE & CO., INC.

By	/s/ Kenneth C. Rogozinski
Name: Kenneth C. Rogozinski
Title: Vice President

GREYSTONE SERVICING CORPORATION, INC.

By	/s/ Kenneth C. Rogozinski
Name: Kenneth C. Rogozinski
Title: Vice President

Confirmed as of the date first

above mentioned.

CITIGROUP GLOBAL MARKETS INC., acting on
behalf of itself and as Representative of the Underwriters

By	/s/ Hing C. Loi
	Name:	Hing C. Loi
	Title:	Director

SCHEDULE A

Notes	Citigroup Global Markets Inc.	Banc of America Securities LLC	RBC Dain Rauscher Inc.	Total
Class A-4L	$127,400,000	$18,200,000	$36,400,000	$182,000,000
Class A-5L	$119,700,000	$17,100,000	$34,200,000	$171,000,000
Class A-6L	$171,500,000	$24,500,000	$49,000,000	$245,000,000
Class B-4AR	$32,000,000	$0	$0	$32,000,000
Total	$450,600,000	$59,800,000	$119,600,000	$630,000,000

SCHEDULE B

Terms of the Notes

Class	Interest Rate	Final Maturity Date	Price to Public	Underwriting Discount	Proceeds to Trust
Class A-4L	3-month LIBOR plus 0.03%	November 26, 2018	100%	0.35%	$181,363,000

Class A-5L	3-month LIBOR plus 0.12%	May 25, 2021	100%	0.35%	$170,401,500

Class A-6L	3-month LIBOR plus 0.15%	May 27, 2024	100%	0.35%	$244,142,500

Class B-4AR	Auction Rate Notes	March 25, 2042	100%	0.35%	$31,888,000

Total					$627,795,000